Exhibit 10.2

AMENDMENT TO SETTLEMENT AGREEMENT AND STIPULATION

THIS AMENDMENT TO THE SETTLEMENT AGREEMENT and Stipulation dated as of June 6, 2014 (“Amendment”) by and between plaintiff ASC Recap LLC (“ASC”), and defendant RestorGenex Corporation (formerly Stratus Media Group, Inc.) (the “Company”).

BACKGROUND:

WHEREAS, the parties entered into a Settlement Agreement and Stipulation dated September 23, 2013 to settle bona fide outstanding Claims against the Company in the principal amount of not less than $1,865,386.00 (“Settlement Agreement”); and

WHEREAS, to date ASC has distributed to the Sellers $547,363.72 in settlement proceeds; and

WHEREAS, ASC currently holds $51,621.63 in cash as settlement proceeds for distribution to Sellers, and holds 99,332 Settlement Shares in its brokerage account previously delivered by the Company (“Account Shares”); and

WHEREAS, the parties desire to amend the Settlement Agreement in order to satisfy in full the Claims in cash.

NOW, THEREFORE, the parties hereto agree as follows:

1.                Settlement by Cash Payment. On or before June 10, 2014, the Company shall deliver ASC $1,266,400.65 by wire transfer for distribution to Sellers (as defined in the Settlement Agreement) in accordance with Schedule A attached hereto. The Company shall pay ASC $300,000.00 by wire transfer as a settlement fee (“Settlement Fee”). ASC shall deliver the Account Shares to the Company’s transfer agent for retirement to treasury stock. If, however, the Company pays to ASC the Settlement Fee after June 10, 2014, then the Settlement Fee shall increase to $328,000.00.

2.                Necessary Action. At all times after the execution of this Amendment each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

3.                Releases. Upon receipt by ASC of all monies required to be delivered to ASC pursuant to Section 1 above, in consideration of the terms and conditions of this Amendment, and except for the obligations, representations and covenants arising or made hereunder or a breach hereof, of each ASC and the Company hereby releases, acquits and forever discharges the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims.

4.                Representations. Company hereby represents, warrants and covenants to ASC as follows:

(a)              The execution and performance of this Amendment by Company will not (1) conflict with, violate or cause a breach or default under any agreement to which Company is a party, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

1

(b)             The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Amendment;

(c)              The execution, delivery and performance of this Amendment by Company has been duly authorized by all requisite action on the part of Company (including a majority of its independent directors), and this Amendment has been duly executed and delivered by Company.

ASC hereby represents, warrants and covenants to Company as follows:

A.              The execution and performance of this Amendment by ASC will not (1) conflict with, violate or cause a breach or default under any agreement to which ASC is a party, or (2) require any waiver, consent, or other action of ASC or any Seller that has not already been obtained;

B.               ASC has all necessary power and authority to execute, deliver and perform all of its obligations under this Amendment;

C.               The execution, delivery and performance of this Amendment by ASC has been duly authorized by all requisite action on the part of ASC, and this Amendment has been duly executed and delivered by ASC.

5.                Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Amendment, (a) the parties consent to the continuing jurisdiction of the Court for purposes of enforcing this Amendment, and (b) each party to this Amendment expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Amendment.

6.                Binding Nature. This Amendment shall be binding on all parties executing this Amendment and their respective successors, assigns and heirs.

7.                Indemnification. Company shall indemnify, defend and hold ASC and its affiliates harmless with respect to all obligations of Company arising from or incident or related to this Amendment, including, without limitation, any claim or action brought derivatively or directly by the Seller or shareholders of Company.

8.                Signatures. This Amendment may be signed in counterparts and the Amendment, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. This Amendment may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

9.                Miscellaneous. All terms not defined herein shall have the meaning specified or indicated in the Settlement Agreement. Any and all terms of the Settlement Agreement not specifically modified herein shall remain in full force and effect.

2

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first indicated above.

ASC RECAP LLC

By: /s/ Henry Sargent
Name: Henry Sargent
Title: Manager

RestorGenex Corporation

By: /s/ Tim Boris
Name: Tim Boris
Title: General Counsel

3

SCHEDULE A

CLAIMS

Seller	Amount

4